Exhibit 99.1

Online Automotive Retailer Vroom to Acquire CarStory

Acquisition adds industry’s largest source of AI-powered market data plus advanced digital retailing services to Vroom’s platform

NEW YORK (December 15, 2020) -- Vroom (www.vroom.com), an innovative ecommerce platform that offers a better way to buy and sell used vehicles, today announced that it has entered into a definitive agreement to acquire CarStory, a leader in AI-powered analytics and digital services for automotive retail, through the acquisition of Vast Holdings, Inc. Leveraging its machine learning, informed by more than 7 million listings per day and more than 18 million consumer sessions per month, CarStory brings the industry’s most complete and accurate view of predictive market data to Vroom’s national ecommerce and vehicle operations platform. As part of Vroom, CarStory will continue to drive automotive retail innovation by aggregating, optimizing and distributing current market data from thousands of automotive sources and offering its digital retailing services to dealers, top automotive financial services companies and household names in automotive industry research and retailing.

“At Vroom, we’ve built a platform made for scale and driven by data. As car buyers and sellers across the country increasingly turn to ecommerce solutions, CarStory will strengthen and extend the reach of our digital retailing platform, and together we will accelerate the transformation of the massive used auto industry,” said Paul Hennessy, Chief Executive Officer at Vroom. “We’ve been continually impressed by the size, breadth and sophistication of CarStory’s operations as we have worked with them for the past two years and we are thrilled to welcome them to Vroom.”

“Our mission has always been to provide data and services that enable our partners to grow and that won’t change,” said John Price, Chief Executive Officer of CarStory. “We believe joining the Vroom team significantly enhances our ability to transition an industry to digital retailing and will allow our partners to reach their goals even faster.”

Vroom will pay an aggregate purchase price of approximately $120 million, subject to adjustment, comprised of approximately 60% in cash and 40% in shares of Vroom common stock.  The final cash/stock split is subject to adjustment and will be determined at closing. The transaction is anticipated to close in January 2021, subject to customary closing conditions. The acquisition of CarStory is expected to be neutral to Vroom's operating results in 2021.

About Vroom:

Vroom is an innovative, end-to-end ecommerce platform designed to offer a better way to buy and a better way to sell used vehicles. The company's scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and at-home pick-up and delivery. Vroom is based in New York and Houston and also operates the Texas Direct Auto brand. For more information, visit vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Quarterly report on Form 10-Q for the quarter ended September 30, 2020 which is available on our Investor Relations website at ir.vroom.com and on the SEC website at sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Media Contact:
Moxie Communications Group
Alyssa Galella
vroom@moxiegrouppr.com
(562) 294-6261

Investor Relations:
Vroom
Allen Miller
investors@vroom.com